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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):   December 8, 2000


                                VALUECLICK, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                  000-30135                   77-0495335
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


                       4360 Park Terrace Drive, Suite 100,
                                Westlake Village,
                                California 91361
                    (Address of Principal Executive Offices)
                                   (Zip Code)


Registrant's telephone number, including area code   (818) 575-4500



Same
(Former name or Former Address, if Changed Since Last Report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On November 1, 2000, ValueClick, Inc., ("ValueClick"), ClickAgents.com, Inc. ("ClickAgents") and ValueClick Acquisition Corp., a wholly-owned subsidiary of ValueClick ("Merger Sub"), entered into an Agreement and Plan of Merger ("Merger Agreement"), under which ValueClick agreed to acquire ClickAgents (the "Merger"). The Merger was completed on December 8, 2000. On that date, the Merger Sub was merged with and into ClickAgents and ClickAgents remains as the surviving corporation and a wholly-owned subsidiary of ValueClick. ValueClick intends to account for the Merger as a "pooling-of-interests." The Merger is intended to be a tax-free reorganization.

         ClickAgents, founded on January 26, 1999, is a leading provider of Internet advertising solutions for ad agencies, advertisers and Web publishers. ClickAgents' business model focuses on performance-based Internet advertising solutions. Known in the advertising industry as cost-per-click or CPC, in which the advertiser only pays when an Internet user clicks on its banner or button advertisement. As one of the largest CPC networks, Click Agents provides its clients a cost-effective, low-risk, pay for performance Internet advertising solution.

         In connection with the acquisition, ValueClick issued an aggregate of 4,904,480 shares of its Common Stock in exchange for all outstanding shares of ClickAgents and reserved 428,853 additional shares of Common Stock for issuance upon exercise of outstanding employee stock options of ClickAgents. The share issuances were exempt from registration pursuant to section 3(a)(10) of the Securities Act of 1933, as amended, and were qualified for issuance under California law after a fairness hearing held by the Commissioner of Corporations. A portion of the shares issued will be held in escrow pursuant to the terms of the Merger Agreement.

         At the time of the Merger there were no material relationships between ClickAgents or any of its stockholders, on the one hand, and ValueClick, any of ValueClick's affiliates, any director or officer of ValueClick or any associate of any such director or officer, on the other hand.

         The foregoing descriptions of the terms of the Merger Agreement do not purport to be complete statements of the parties' rights and obligations thereunder, and are qualified in their entirety by reference to the definitive Merger Agreement and related documents and agreements, copies of which are attached as exhibits hereto and the contents of which are incorporated herein by reference. Certain additional matters relating to the Merger are described in ValueClick's press release dated December 13, 2000 which is attached as Exhibit
99.1 hereto and the contents of which are also hereby incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

         It is impracticable for ValueClick currently to provide the required financial statements for ClickAgents called for by Item 7(a). Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the financial statements of ClickAgents required to be filed under paragraph (a) of Item 7 will be filed as soon as practicable, but not later than required by Item 7 of Form 8-K.

     (b)  Pro Forma Financial Information.

         It is impracticable for ValueClick currently to provide the pro forma financial information with respect to the acquisition of ClickAgents by ValueClick called for by this Item 7(b). Pursuant to paragraphs (b)(2) and
(a)(4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K.

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     (c)  Exhibits:



          Exhibit
           Number       Description

             2.1 Agreement and Plan of Merger by and among ValueClick, Inc., ClickAgents.com, Inc., ValueClick Acquisition Corp. and other parties, and certain exhibits and schedules thereto*

             99.1       Press Release dated December 13, 2000 issued by
                        ValueClick, Inc.


         *Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted. Omitted exhibits include the Support Agreements, Certificate of Merger, Stockholders Certificates, Officers Certificates and a Legal Opinion of the seller's counsel. Omitted schedules consist of various customary disclosure schedules. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ValueClick, Inc.
Date:  December 22, 2000
                                       By: /s/ KURT JOHNSON
                                       -----------------------------
                                           Kurt Johnson
                                           Chief Financial Officer